SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2006

L-1 IDENTITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

177 Broad Street, Stamford, Connecticut 06901

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 11, 2006, L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”), SpecTal, LLC, a Virginia limited liability company (“SpecTal”), John A. Cross, Louise V. Brouillette, Ann J. Holcomb, Ronald Hammond, Jr. and Mark Oliva (each, a “Member” and collectively, the “Members”) and John A. Cross in his capacity as Sellers Representative entered into a Securities Purchase Agreement (the “Purchase Agreement”). Subject to the terms and conditions of the Purchase Agreement, the Company will purchase (the “Purchase”) all of the issued and outstanding membership interests of SpecTal from a newly-formed holding company (“Holdings, and together with the Members, the “Sellers”) for a closing purchase price of $100,000,000 in cash, subject to adjustment to the extent that the Closing Net Asset Value (as defined in the Purchase Agreement) of SpecTal is greater or less than $4,800,000 (the “Closing Purchase Price”). At closing, from the Closing Purchase Price, $5,000,000 in cash will be placed into escrow for one year to secure any indemnification claims of Purchaser. In addition, if earned in accordance with the Purchase Agreement, the Company shall make additional payments to Holdings based on the achievement by SpecTal of certain business and financial objectives, which payments (if any) shall (i) not exceed $9,900,000 in the aggregate and (ii) be payable in installments following the end of the years ending December 31, 2006, 2007, 2008 and 2009.

SpecTal and the Sellers have made customary representations, warranties and covenants in the Purchase Agreement. SpecTal’s covenants include, among others, that (i) the Sellers will not solicit proposals relating to alternative business combination transactions or enter into discussions concerning or provide confidential information in connection with any alternative business combination transactions and (ii) SpecTal will conduct its business in the ordinary course during the period between the execution of the Purchase Agreement and the closing.

Consummation of the Purchase is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, absence of governmental restraints, accuracy of representations and the execution of employment and consulting agreements by members of the senior management of SpecTal.

The foregoing description of the Purchase and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On September 11, 2006, L-1 issued a press release announcing the execution of the Purchase Agreement.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 11, 2006, the Company issued a press release announcing the execution of the Purchase Agreement, as described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-1 IDENTITY SOLUTIONS, INC.

Date: September 14, 2006

	By:	/s/ Mark S. Molina
Mark S. Molina
Executive Vice President,
Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated September 11, 2006 by and among SpecTal, LLC, a Virginia limited liability company, John A. Cross, Louise V. Brouillette, Ann J. Holcomb, Ronald Hammond, Jr. and Mark Oliva, L-1 Identity Solutions, Inc., a Delaware corporation, and John A. Cross solely in his capacity as the Sellers Representative.

99.1	Press Release, dated September 11, 2006, issued by L-1 Identity Solutions, Inc.

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